UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 12, 2007


                            COMVERSE TECHNOLOGY, INC.

             (Exact name of registrant as specified in its charter)


         NEW YORK                       0-15502                  13-3238402

(State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)


                               810 Seventh Avenue,
                               New York, New York
                                      10019

                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (212) 739-1000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On February 12, 2007, Comverse Technology, Inc. (the "Company") entered into a letter agreement (the "Letter Agreement") with its majority owned subsidiary, Verint Systems Inc. ("Verint"), pursuant to which the Company agreed to purchase, in cash, up to an aggregate of $293 million of perpetual preferred stock of Verint (the "Preferred Stock") in order to finance, in part, Verint's proposed acquisition of Witness Systems, Inc. ("Witness"). Such acquisition would be effected pursuant to the terms and conditions of an Agreement and Plan of Merger, by and among Verint, White Acquisition Corporation, a wholly owned subsidiary of Verint, and Witness, pursuant to which Witness would become a wholly owned subsidiary of Verint upon the consummation of the merger contemplated thereby (the "Merger"). Pursuant to the Letter Agreement, the Company is obligated to purchase the Preferred Stock on or prior to the closing of the Merger on the terms and subject to the satisfaction or waiver of the conditions set forth in the Letter Agreement. The Company intends to use cash on hand to fund such purchase.

         The Preferred Stock will be issued at $1,000 per share and will rank senior to Verint's common stock. Cash dividends on the Preferred Stock are cumulative and are paid quarterly at the rate of 4.25% per annum per share on the liquidation preference in effect at such time; provided that beginning with the first quarter after the interest rate initially applicable to the first lien term loan expected to be obtained by Verint in connection with the Merger has been reduced by 50 basis points or more, the dividend rate shall be reset to 3.875% per annum. If any shares of Preferred Stock are sold by the Company to third-party investors prior to the time that the interest rate applicable to the first lien term loan has been reset, the dividend rate applicable to the shares sold to such third-party investors shall be set at 4.625%, and will not reset. If Verint determines that it is prohibited from paying cash dividends on the Preferred Stock under the terms of its then-existing debt instruments, Verint may elect to make such dividend payments in shares of its common stock, which common stock will be valued at 95% of the volume weighted average price of such common stock for each of the five consecutive trading days ending on the second trading day immediately prior to the record date for such dividend.

         The Preferred Stock will not have voting or conversion rights until the underlying shares of common stock are authorized by a majority vote of Verint's stockholders. Once the underlying shares of common stock are so authorized, each holder of Preferred Stock will be entitled to a number of votes in respect of the Preferred Stock owned by it equal to the number of shares of Verint common stock into which such holder's Preferred Stock would be convertible at the Conversion Rate (as defined below) in effect on the date the Preferred Stock is issued to the Company (the "Issue Date"). Following authorization of the underlying shares, each share of Preferred Stock will be convertible at the option of the holder thereof into a number of shares of Verint common stock equal to the liquidation preference then in effect divided by the conversion price then in effect, which will initially be set at 112.5% of the volume weighted average share price of Verint common stock for the 25 trading days prior to the closing of the Merger (as may be adjusted from time to time, the "Conversion Rate"). Verint may redeem all, but not less than all, of the Preferred Stock at its option, at any time on or after the second anniversary of the Issue Date, but only if the closing sale price of the common stock immediately prior to such conversion equals or exceeds the conversion price then in effect by: (i) 150%, on or after the second anniversary of the Issue Date but prior to the third anniversary of the Issue Date, (ii) 140%, on or after the third anniversary of the Issue Date but prior to the fourth anniversary of the Issue Date, and (iii) 135%, on or after the fourth anniversary of the Issue Date. Upon a "Fundamental Change", which subject to certain exceptions consists of: (i) the sale of all or substantially all of Verint's assets, (ii) certain other change of control transactions, or (iii) certain directors ceasing to constitute a majority of Verint's Board of Directors, the Conversion Rate will be increased, and subject to certain exceptions, holders of Preferred Stock will have the right to require Verint to purchase the Preferred Stock for 100% of the liquidation preference. The Company may sell the Preferred Stock starting six months after the closing of the Merger in either private or public transactions. Commencing 180 days after Verint becomes compliant with its SEC reporting requirements, and provided that the underlying shares of Verint common stock have been authorized, the Company will have demand and customary piggyback registration rights with respect to the Preferred Stock.

         The purchase of the Preferred Stock is subject to certain terms and conditions, including (i) Verint's agreement not to amend the Merger agreement except with the Company's prior written consent, (ii) use of the proceeds from the purchase of the Preferred Stock by Verint to fund the Merger and for related fees and expenses, (iii) satisfaction of the conditions to the Merger, which


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include the receipt of certain regulatory approvals, the absence of legal prohibitions and certain legal proceedings concerning the Merger, and the absence of any events having a material adverse effect on Witness, and (iv) the substantially contemporaneous funding of the debt financing necessary to consummate the Merger after taking into account the proceeds from the Company's purchase of the Preferred Stock and any funds contributed by Verint.



Note:   This Current Report contains "forward-looking statements" under the
Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the results of the investigation of the Special Committee, appointed by the Board of Directors on March 14, 2006, of matters relating to the Company's stock option grant practices and other accounting matters, including errors in revenue recognition, errors in the recording of deferred tax accounts, expense misclassification, the possible misuse of accounting reserves and the understatement of backlog; the impact of any restatement of financial statements of the Company or other actions that may be taken or required as a result of such reviews; the Company's inability to file reports with the Securities and Exchange Commission; the effects of the delisting of the Company's common stock from NASDAQ and the quotation of the Company's common stock in the "Pink Sheets," including any adverse effects relating to the trading of the stock due to, among other things, the absence of market makers; the right of holders of the Company's convertible debt (known as "ZYPS") to require the Company to repurchase their ZYPS as a result of the delisting of the Company's shares from NASDAQ at a repurchase price equal to 100% of the principal amount of ZYPS to be purchased; risks of litigation and of governmental investigations or proceedings arising out of or related to the Company's stock option grants or any other accounting irregularities or any restatement of the financial statements of the Company, including the direct and indirect costs of such investigations and restatement; risks associated with integrating the businesses and employees of the Global Software Services division acquired from CSG Systems International, Netcentrex S.A. and Netonomy, Inc.; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the Company or its competition; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; aggressive competition may force the Company to reduce prices; a failure to compensate any decrease in the sale of the Company's traditional products with a corresponding increase in sales of new products; risks associated with changes in the competitive or regulatory environment in which the Company operates; risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; and other risks described in filings with the Securities and Exchange Commission.

These risks and uncertainties discussed above, as well as others, are discussed in greater detail in the filings of the Company with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available through the Company, or its website, www.cmvt.com, or through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            COMVERSE TECHNOLOGY, INC.


Date:  February 15, 2007                    By:  /s/  Paul L. Robinson
                                               ---------------------------------
                                            Name:   Paul L. Robinson
                                            Title:  Executive Vice President,
                                                    Chief Operating Officer and
                                                    General Counsel















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